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                                                                   EXHIBIT 10.17

                              SEVERANCE AGREEMENT
                              -------------------

     It is agreed as follows between Somnus Medical Technologies, Inc. ("Company") and Eric N. Doelling ("Doelling") as of October 21, 1998:

     1. Notwithstanding any terms to the contrary in any prior agreements between the Company and Doelling, the following terms shall govern Doelling's right to salary, benefits or other compensation in the event of the termination of his employment with the Company, whether the termination is voluntary or involuntary, for cause or without cause. Other existing terms of the parties' employment relationship shall remain in effect.

     2. Doelling's salary shall continue for one year from the date of termination, subject to applicable withholdings.

     3. Doelling's stock options shall be fully vested as of the date of termination.

     4. Doelling shall for one year after termination be reimbursed whatever amounts he may be required to pay to continue his insurance coverage under COBRA.

     5. Doelling shall be entitled to keep the Company computer and related equipment which is at his home.


COMPANY


By:  /s/ Stuart D. Edwards            /s/ Eric N. Doelling
     Stuart Edwards                   ERIC N. DOELLING
     President/CEO                                           10/21/98